UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2022

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-14875	52-1261113
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 12th Street NW, Washington, D.C. 20004
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (202) 312-9100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FCN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02.	Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Director Resignation

On October 14, 2022, Nicole S. Jones tendered her resignation as a director and member of the Compensation Committee of the Board of Directors (the “Board”) of FTI Consulting, Inc. (“FTI Consulting”) effective immediately, due to obligations arising from her position as Executive Vice President and General Counsel of Cigna Corporation that have resulted in scheduling conflicts and limited the time she was able to devote to her position as a director of FTI Consulting. Ms. Jones’ resignation was not the result of any disagreement between Ms. Jones and FTI Consulting, including any disagreement relating to FTI Consulting’s management, its Board or any Committee thereof, or any matter relating to FTI Consulting’s operations, policies or practices. Ms. Jones served as a director of FTI Consulting since March 2022.

As a result of Ms. Jones’ resignation, effective October 14, 2022, immediately following Ms. Jones’ resignation, the Board reduced the size of the Board from 10 directors to nine directors.

ITEM 9.01.	Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release dated October 17, 2022, of FTI Consulting, Inc.

104	The Cover Page from FTI Consulting’s Current Report on Form 8-K dated October 14, 2022, formatted in Inline XBR (which is included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI Consulting, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.
Dated: October 17, 2022

	By:	/s/ CURTIS P. LU
	Name:	Curtis P. Lu
	Title:	General Counsel